PRESS RELEASE
Contact Whitestone REIT:
Anne Gregory, Vice President Marketing & Investor Relations
(713) 435 2221 ir@whitestonereit.com

WHITESTONE REIT ANNOUNCES OPERATING RESULTS FOR THIRD QUARTER 2011
$25.4 Million in Acquisitions, Increased Occupancy, Solid Earnings Growth

Highlights

•	Achieved record quarterly revenue of $8.8 million, in Q3 2011.

•	Physical occupancy of operating portfolio at 86%, a 3% increase, year over year; 2% increase quarter over quarter.

•	15.0% year-over-year and quarter-over-quarter growth in Funds From Operations ("FFO")-Core to $2.3 million, or $0.18 per diluted common share and operating partnership unit.

•	8% year-over-year increase in quarterly property net operating income to $5.2 million in Q3 2011.

•	Net income attributable to Whitestone REIT was $0.6 million, or $0.05 per diluted common share.

•	Purchased two Arizona Community Centered PropertiesTM below replacement cost for approximately $25.4 million.

•	Invested approximately $50 million, including the cost to stabilize, in new acquisitions, totaling approximately 427,000 square feet of leasable area, since our IPO in August 2010.

•	Under contract for an additional $28 million in acquisitions of Community Centered PropertiesTM.

Houston, Texas, November 7, 2011 - Whitestone REIT (NYSE-Amex: WSR - "Whitestone" or the "Company"), a fully integrated real estate company that owns, operates and re-develops Community Centered PropertiesTM, which are visibly located in established or developing culturally diverse neighborhoods, announced financial results for the quarter and nine months ended September 30, 2011. The supplemental operational and financial data package for the quarter ended September 30, 2011 can be found on the Company's website under the Investor Relations tab.

“We are pleased with our quarterly results reflecting growth in occupancy, revenues, NOI and FFO. Our business model, focused on Community Centered PropertiesTM with smaller, community service oriented tenants, continues to gain traction. We have acquired six value-add properties at below replacement costs totaling $50 million since completing our initial public and follow-on offerings in the past 14 months, adding 427,000 square feet of service retail space. While we are already benefiting from centers we acquired during the third quarter, income from these most recent acquisitions will be included for the entire quarter beginning in the fourth quarter. Additionally, several key leases that we recently executed will significantly contribute to income growth next year. Further, a number of redevelopment projects initiated in our Houston, San Antonio, and Phoenix markets are expected to start contributing to our earnings growth,” said James C. Mastandrea, Whitestone's Chairman and Chief Executive Officer.

He added, “As we deploy the remaining capital from our public offerings, we also expect to benefit from our strong balance sheet with cash and debt available from our unsecured revolving credit facility, and begin to apply conservative leverage to purchase additional Community Centered PropertiesTM. Our acquisition pipeline of off-market centers is currently in excess of $500 million in assets, sourced over several years, from financially distressed owners and/or regional bank foreclosures.”
“While there continues to be political and economic uncertainty in the country," Mastandrea concluded, “our focus remains on acquiring Community Centers that are 30,000 to 150,000 square feet in the largest markets and underserved communities within Houston, Dallas, and San Antonio, Texas; Chicago, Illinois; and greater Phoenix, Arizona. Our strategy of leasing to small-space service oriented tenants (occupying less than 3,000 square feet) is our mainstay, as it provides the Company a 57% rental premium per square foot as compared to our larger space tenants, and our downside risk is minimized, whereby no single tenant can impact our total revenues by more than 2%.”
 A reconciliation of FFO, FFO-Core, NOI and EBITDA is included at the end of the financial tables accompanying this release.

The Company declared a quarterly cash dividend of $0.285 per common share and operating partnership ("OP") unit, payable in three equal installments of $0.095 in October, November and December 2011. The Company expects to declare its next quarterly dividend in December, payable in January, February, and March of 2012. Based on the closing price on November 4, 2011 of $11.67 per share, the dividend represents an annual yield of approximately 9.8%.

Acquisition Activity
In August, the Company announced the completed acquisitions of two “Class A” Community Centered PropertiesTM in the

Phoenix area, both at attractive cap rates and at prices below replacement cost:

•
Ahwatukee Plaza Shopping Center in the Ahwatukee Foothills neighborhood, located in south Phoenix, Arizona.  The Center, which contains 72,650 leasable square feet, is anchored by Gold's Gym along with other notable tenants including Ahwatukee Children's Theater, Millie's Hallmark, O'Reilly Auto Parts and a variety of other service providers.

•
Terravita Marketplace located in North Scottsdale, Arizona.  The Center, which contains 102,733 leasable square feet, is anchored by Albertsons 47,000 square foot grocery store along with other well recognized tenants including Walgreens, The Good Egg Restaurant, Bedmart and Wells Fargo. Subsequent to the acquisition, Sherwin Williams signed a new 10 year lease for 3,818 square feet.

Disposition Activity
During the quarter, the Company sold Greens Road Plaza, a non-core retail property in Houston, for $1.8 million in cash and net prorations, and plans to reinvest the proceeds in Community Centered PropertiesTM.

Redevelopment and Repositioning Activity

•
Lion Square-Houston: Teletron, a Vietnamese electronics store based in Los Angeles, signed a new lease for 17,500 square feet, with plans to open in the fourth quarter 2011. Renovation of the entire Asian themed Center, located in Houston's International Management District, will be completed in 2012. Other new tenants include Yan Li, who signed a new 1,040 square foot lease, and Loc Cao, who signed a new 4,360 square foot lease.

•
Windsor Park Centre-San Antonio: Whitestone, in cooperation and partnership with the City of Windcrest, repositioned and re-tenanted the Center, which was initiated with the University of Phoenix. When former tenant Circuit City filed for bankruptcy, the physical occupancy at this Center declined to less than 60%. The first phase of renovation at this Center, replacing the entire façade, is underway, and the property is expected to be fully leased by the end of the first quarter 2012. During the third quarter, Ross Dress For Less signed a new 10 year lease for 25,000 square feet and Mattress Firm signed a new lease to develop a 4,000 square foot building on a pad site. Subsequent to the quarter, SKECHERS signed a new lease for 10,000 square feet.

Leasing Highlights: Third Quarter 2011 Compared to Third Quarter 2010: The Company's physical occupancy of its Operating Portfolio was 86% as of September 30, 2011, up 2% from the end of the second quarter at June 30, 2011 and up 3% from 83% as of September 2010. The Company defines Operating Portfolio as all properties excluding (1) new acquisitions through the earlier of (i) attainment of 90% occupancy or (ii)18 months of ownership, and (2) properties which are undergoing significant redevelopment or re-tenanting. Total physical occupancy, including all properties, was 84% as of September 30, 2011.
The Company's strong leasing activity during the third quarter of 2011 was represented by:

•	152,000 square feet in new and renewal leases signed;

•	$5.3 million in new and renewal lease value signed; and

•	67 new and renewal leases signed.

Community Centered PropertiesTM Portfolio Statistics
Whitestone currently owns 41 Community Centered PropertiesTM with approximately 3.4 million square feet of leasable space located in five of the top markets in the USA in terms of population growth: Houston, Dallas, San Antonio, Phoenix and Chicago.

The Company's strategic efforts target entrepreneurial tenants who provide services to their respective surrounding community. These tenants tend to occupy smaller spaces (less than 3,000 square feet), and as of September 30, 2011, provide a 57% premium rental rate compared to Whitestone's larger space tenants. The Company currently services 850 tenants.  No single tenant accounted for more than 2% of the Company's annualized revenue as of September 30, 2011.

Balance Sheet
Whitestone maintains liquidity and financial flexibility through cash balances, unmortgaged properties, and availability under its credit facility. The Company has no amounts drawn under its $20 million unsecured credit facility and also has available 17 unencumbered properties as of September 30, 2011. The 17 unencumbered properties have an undepreciated cost basis of $96 million as of September 30, 2011. Whitestone's total undepreciated value of real estate assets and indebtedness were $241 million and $102 million, respectively, as of September 30, 2011.

The Company has no real estate debt maturing prior to October 2013, and as of September 30, 2011, 76% of the Company's total indebtedness was fixed-rate debt. The blended interest rate for the Company's debt was 5.6% as of September 30, 2011. For the third quarter of 2011, the Company's interest coverage ratio (EBITDA/Interest Expense) was 3.0:1.

Supplemental Financial Information
Further details regarding Whitestone REIT's results of operations, Communities and tenants can be accessed at the Company's website at www.whitestonereit.com.

Webcast and Conference Call
The Company will host a webcast and conference call for investors and other interested parties on Monday, November 7, 2011 at 5:00 p.m. (Eastern Time). The call will be hosted by James C. Mastandrea, Chairman and Chief Executive Officer, and David Holeman, Chief Financial Officer.
Interested parties can listen to the call live on the internet through the Investor Relations section of the Company's website, www.whitestonereit.com, using the News/Events - Press Releases tab. The call is also accessible via telephone by dialing 1-(888) 293-6979 for domestic participants or 1-(719) 325-2313 for international participants. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. Those dialing in should call in at least five to ten minutes prior to the start.
The conference call will be recorded and a telephone replay will be available through November 21, 2011, by dialing 1-(877) 870-5176 for domestic participants or 1-(858) 384-5517 for international participants and entering the passcode 4554536. Additionally, a replay of the call will be available on the Company's website until its next earnings release.
The earnings release and supplemental data package will be located in the Investor Relations section of the website on the News/Events - Press Releases tab. For those without internet access, the third quarter 2011 earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company's Investor Relations line at (713) 435-2221.

About Whitestone REIT
Whitestone REIT (NYSE-Amex: WSR) is a fully integrated real estate company that owns, operates and re-develops Community Centered PropertiesTM, which are visibly located properties in established or developing culturally diverse neighborhoods.  Whitestone focuses on value-creation in its Community Centers, as it markets, leases and manages its centers to match tenants with the shared needs of surrounding neighborhoods.  Operations are structured for providing cost-effective service to local service-oriented smaller space tenants (less than 3,000 square feet). Whitestone has a diverse tenant base concentrated on service offerings including medical, education and casual dining. The largest of its 850 tenants comprises less than 2% of its rental revenues. Headquartered in Houston, Texas and founded in 1998, the Company is internally managed with a portfolio of commercial properties in Texas, Arizona and Illinois. For additional information about the Company, please visit www.whitestonereit.com. The Investor Relations section of the Company's website has links to SEC filings, news releases, financial reports and investor newsletters.

Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including earnings guidance for the third fiscal quarter. We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology, such as "may," "will," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include, but are not limited to, the strength of the Company's leasing portfolio and lease renewal activities, and the Company's anticipated net income, depreciation and amortization and FFO-Core.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q and other documents we file with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures
This release contains the supplemental non-GAAP financial measures of FFO, FFO-Core, NOI and EBITDA. Following are definitions and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, which states FFO should represent net income (loss) available to common shareholders (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures and excluding gains or losses on the sale of operating real estate assets and extraordinary items. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions.

Further, other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented. Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

FFO-Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain items that are not indicative of the results provided by the Company's operating portfolio and affect the comparability of the Company's period-over-period performance. These items include, but are not limited to, legal and professional fees, gains and losses on insurance claim settlements and acquisition costs. Therefore, in addition to FFO, management uses FFO-Core, which we define to exclude such items. The Company believes that these adjustments are appropriate in determining FFO-Core as they are not indicative of the operating performance of the Company's assets. In addition, the Company believes that FFO-Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as most REITs provide some form of adjusted or modified FFO.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes and gain or loss on sale or disposition of assets, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact that factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties.

EBITDA: Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses. Other REITs may use different methodologies for calculating EBITDA, and accordingly, the Company's EBITDA may not be comparable to other REITs. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties.

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30,	December 31,
	2011	2010
	(unaudited)
ASSETS
Real estate assets, at cost:
Property	$241,488	$203,223
Accumulated depreciation	(43,761)	(38,989)
Net operating real estate assets	197,727	164,234
Real estate assets held-for-sale, net	—	1,164
Total real estate assets	197,727	165,398
Cash and cash equivalents	32,660	17,591
Marketable securities	4,579	—
Escrows and acquisition deposits	4,092	4,385
Accrued rents and accounts receivable, net of allowance for doubtful accounts	5,309	4,691
Unamortized lease commissions and loan costs	3,618	3,574
Prepaid expenses and other assets	705	746
Other assets - discontinued operations	—	60
Total assets	$248,690	$196,445
LIABILITIES AND EQUITY
Liabilities:
Notes payable	$102,234	$100,941
Accounts payable and accrued expenses	7,800	7,208
Tenants' security deposits	1,956	1,768
Dividends and distributions payable	3,647	2,133
Other liabilities - discontinued operations	—	112
Total liabilities	115,637	112,162
Commitments and contingencies:
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued
and outstanding at September 30, 2011 and December 31, 2010	—	—
Class A common shares, $0.001 par value per share; 50,000,000 shares authorized;
3,471,090 and 3,471,187 issued and outstanding as of September 30, 2011 and
December 31, 2010, respectively	3	3
Class B common shares, $0.001 par value per share; 350,000,000 shares authorized;
7,511,269 and 2,200,000 issued and outstanding as of September 30, 2011 and
December 31, 2010, respectively	7	2
Additional paid-in capital	153,105	93,357
Accumulated other comprehensive loss	(1,545)	—
Accumulated deficit	(38,413)	(30,654)
Total Whitestone REIT shareholders' equity	113,157	62,708
Noncontrolling interests in subsidiary	19,896	21,575
Total equity	133,053	84,283
Total liabilities and equity	$248,690	$196,445

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Property revenues
Rental revenues	$7,075	$6,446	$20,354	$19,167
Other revenues	1,704	1,410	4,415	4,069
Total property revenues	8,779	7,856	24,769	23,236

Property expenses
Property operation and maintenance	2,355	2,090	6,238	5,952
Real estate taxes	1,259	948	3,367	2,978
Total property expenses	3,614	3,038	9,605	8,930

Other expenses (income)
General and administrative	1,495	1,263	4,737	3,735
Depreciation and amortization	2,162	1,816	6,098	5,281
Interest expense	1,430	1,401	4,277	4,210
Interest, dividend and other investment income	(264)	(7)	(379)	(19)
Total other expense	4,823	4,473	14,733	13,207

Income from continuing operations before gain (loss) on disposal of
assets and income taxes	342	345	431	1,099

Provision for income taxes	(54)	(56)	(164)	(211)
Gain (loss) on sale or disposal of assets	1	(72)	(17)	(113)

Income from continuing operations	289	217	250	775

Income (loss) from discontinued operations	(11)	17	36	49
Gain on sale of property from discontinued operations	397	—	397	—

Net income	675	234	683	824

Less: Net income attributable to noncontrolling interests	97	57	122	264

Net income attributable to Whitestone REIT	$578	$177	$561	$560

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Earnings per share - basic
Income from continuing operations attributable to Whitestone
REIT excluding amount attributable to unvested restricted shares	$0.02	$0.04	$0.02	$0.14
Income from discontinued operations attributable to Whitestone REIT	0.03	—	0.05	0.01
Net income attributable to common shareholders excluding
amounts attributable to unvested restricted shares	$0.05	$0.04	$0.07	$0.15

Earnings per share - diluted
Income from continuing operations attributable to Whitestone
REIT excluding amount attributable to unvested restricted shares	$0.02	$0.04	$0.02	$0.14
Income from discontinued operations attributable to Whitestone REIT	0.03	—	0.05	0.01
Net income attributable to common shareholders excluding
amounts attributable to unvested restricted shares	$0.05	$0.04	$0.07	$0.15

Weighted average number of common shares outstanding:
Basic	10,797	4,020	8,285	3,517
Diluted	10,809	4,040	8,300	3,548

Dividends declared per Class A common share	$0.2850	$0.2850	$0.8550	$0.9075
Dividends declared per Class B common share (1)	0.2850	0.2850	0.8550	0.3810

Consolidated Statements of Comprehensive Income (Loss)

Net income	$675	$234	$683	$824

Other comprehensive loss:

Unrealized loss on available-for-sale marketable securities	(1,672)	—	(1,881)	—

Comprehensive income (loss)	(997)	234	(1,198)	824

Less: Comprehensive income (loss) attributable to noncontrolling
interests	(143)	57	(214)	264

Comprehensive income (loss) attributable to Whitestone REIT	$(854)	$177	$(984)	$560

(1)
Class B common shares were issued on August 25, 2010 in connection with our initial public offering and listing on the NYSE-Amex. Class B shares received a pro-rated dividend in September 2010. From October 2010 forward, Class A and Class B shares received the same dividend.

Whitestone REIT and Subsidiary
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities:
Income from continuing operations	$250	$775
Income from discontinued operations	433	49
Net income	683	824
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,098	5,281
Gain on sale of marketable securities	(192)	—
Loss on sale or disposal of assets	17	113
Bad debt expense	379	339
Share-based compensation	233	219
Changes in operating assets and liabilities:
Escrows and acquisition deposits	385	3,893
Accrued rent and accounts receivable	(994)	(213)
Unamortized lease commissions and loan costs	(728)	(514)
Prepaid expenses and other assets	599	515
Accounts payable and accrued expenses	97	(2,141)
Tenants' security deposits	188	74
Net cash provided by operating activities	6,332	8,341
Net cash provided by (used in) operating activities of discontinued operations	(8)	69

Cash flows from investing activities:
Additions to real estate	(3,966)	(2,439)
Real estate acquisitions	(34,020)	(2,225)
Investments in marketable securities	(13,520)	—
Proceeds from sales of marketable securities	7,252	—
Net cash used in investing activities	(44,254)	(4,664)
Net cash provided by investing activities of discontinued operations	1,553	—

Cash flows from financing activities:
Dividends paid	(6,852)	(3,534)
Distributions paid to OP unit holders	(1,544)	(1,742)
Proceeds from issuance of common shares	59,667	23,020
Proceeds from notes payable	2,905	1,430
Repayments of notes payable	(2,356)	(2,231)
Payments of loan origination costs	(374)	(98)
Repurchase of common shares	—	(249)
Net cash provided by financing activities	51,446	16,596

Net increase in cash and cash equivalents	15,069	20,342
Cash and cash equivalents at beginning of period	17,591	6,275
Cash and cash equivalents at end of period	$32,660	$26,617

Whitestone REIT and Subsidiary
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2011	2010

Supplemental disclosure of cash flow information:
Cash paid for interest	$4,271	$4,217
Cash paid for taxes	215	262

Non cash investing and financing activities:
Disposal of fully depreciated real estate	$162	$468
Financed insurance premiums	649	616
Change in fair value of available-for-sale securities	(1,881)	—
Change in par value of Class A common shares	—	7

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
FFO AND FFO-CORE
Net income attributable to Whitestone REIT	$578	$177	$561	$560
Depreciation and amortization of real estate assets (1)	1,933	1,701	5,610	4,930
Loss (gain) on disposal of assets (1)	(398)	72	(380)	113
Net income attributable to noncontrolling interests (1)	97	57	122	264
FFO	$2,210	$2,007	$5,913	$5,867

Acquisition costs	$185	$10	$327	$11
Legal and professional costs (recoveries), net	(103)	—	254	—
FFO-Core	$2,292	$2,017	$6,494	$5,878

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$2,210	$2,007	$5,913	$5,867
Dividends paid on unvested restricted Class A common shares	(4)	(6)	(13)	(21)
FFO excluding amounts attributable to unvested restricted
Class A common shares	$2,206	$2,001	$5,900	$5,846
FFO-Core excluding amounts attributable to unvested restricted
Class A common shares	$2,288	$2,011	$6,481	$5,857

Denominator:
Weighted average number of total common shares - basic	10,797	4,020	8,285	3,517
Weighted average number of total noncontrolling
OP units - basic	1,815	1,815	1,815	1,815
Weighted average number of total commons shares and
noncontrolling OP units - basic	12,612	5,835	10,100	5,332

Effect of dilutive securities:
Unvested restricted shares	12	20	15	31
Weighted average number of total common shares and
noncontrolling OP units - dilutive	12,624	5,855	10,115	5,363

FFO per share and unit - basic	$0.17	$0.34	$0.58	$1.10
FFO per share and unit - diluted	$0.17	$0.34	$0.58	$1.09

FFO-Core per share and unit - basic	$0.18	$0.34	$0.64	$1.10
FFO-Core per share and unit - diluted	$0.18	$0.34	$0.64	$1.09

(1)	Including amounts from discontinued operations.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

PROPERTY NET OPERATING INCOME ("NOI")

Net income attributable to Whitestone REIT	$578	$177	$561	$560
General and administrative expenses	1,495	1,263	4,737	3,735
Depreciation and amortization	2,162	1,816	6,098	5,281
Interest expense	1,430	1,401	4,277	4,210
Interest, dividend and other investment income	(264)	(7)	(379)	(19)
Provision for income taxes	54	56	164	211
Loss on disposal of assets	(1)	72	17	113
Gain on sale of property from discontinued operations	(397)	—	(397)	—
Net income (loss) attributable to noncontrolling interests	97	57	122	264
NOI	$5,154	$4,835	$15,200	$14,355

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION
AND AMORTIZATION ("EBITDA")

Net income attributable to Whitestone REIT	$578	$177	$561	$560
Depreciation and amortization (1)	2,161	1,858	6,126	5,323
Interest expense	1,430	1,401	4,277	4,210
Provision for income taxes (1)	54	56	112	211
Loss (gain) on disposal of assets	(1)	72	17	113
Net income attributable to noncontrolling interests	97	57	122	264
EBITDA	$4,319	$3,621	$11,215	$10,681

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2010
Net income (loss) attributable to Whitestone REIT	$578	$(196)	$185	$545
Depreciation and amortization (1)	2,161	1,976	1,989	1,902
Involuntary conversion (1)	—	—	—	(558)
Interest expense	1,430	1,445	1,402	1,410
Provision for income taxes (1)	54	59	53	51
Loss (gain) on disposal of assets	(1)	—	18	47
Net income (loss) attributable to noncontrolling
interests	97	(42)	61	206
EBITDA	$4,319	$3,242	$3,708	$3,603
(1)    Including amounts from discontinued operations.